UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 24, 2004

FIDELIS ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

0000-33499

(Commission File Number)

16-1599721

(IRS Employer Identification No.)

5151 East Broadway, Suite 1600, Tucson, AZ 85711

(Address of principal executive offices and Zip Code)

(520) 319-6100

Registrant's telephone number, including area code

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

Line of Credit

On October 25, 2004, the Registrant entered into a Variable Rate Convertible Credit Line agreement to secure a $5 million line of credit (“Line of Credit Agreement”) with Chunuk Financial Corp. (the “Lender”). A copy of the Line of Credit Agreement is included as Exhibit 10.1 to this Form. On October 26, 2004, the Registrant issued a Press Release announcing the Line of Credit Agreement. This Press Release is attached to this Form as Exhibit 99.1.

There is no material relationship, other than in respect of the Line of Credit Agreement, between the Lender and the Registrant or any of its affiliates, or any director or officer of the Registrant or its affiliates.

Item 1.01 Entry Into a Material Definitive Agreement

Item 2.01 Completion of Acquisition or Disposition of Assets.

Acquisition of Working Interest in Kern County, California

On March 24, 2004, the Registrant signed a working interest agreement (the “Longbow Agreement”), dated March 16, 2004, between itself and Longbow, LLC, a Nevada limited liability corporation (“Longbow”). Pursuant to the Agreement, the Registrant has acquired an 80% working interest in leased lands located within Sections 28, 29, 32 and 33 of T12N, R18W, SBB&M, on Comanche Point, Kern County, California (the “Comanche Point Lands”).

The Registrant received an 80% working interest in the Comanche Point Lands in consideration for its participation in an extraction pilot study on the Comanche Point Lands and payment of the following:

•	$305,000 on or about April 1, 2004
•	$200,000 on or about April 21, 2004

Following the complete repayment to the Registrant of its investment under the Agreement, the Registrant’s working interest will decrease to 30% and Longbow’s interest will increase to 70%. Both the Registrant’s and Longbow’s interests are subject to a 12.5% royalty reserved for Tejon Ranch.

The Longbow Agreement is attached to this Form as Exhibit 10.2. On March 26, 2004, the Registrant issued a Press Release announcing the transaction. A copy of the Press Release is attached to this Form as Exhibit 99.2.

There is no material relationship, other than in respect of these transactions, between Longbow and the Registrant or any of its affiliates, or any director or officer of the Registrant or its affiliates.

Acquisition and Increase of Working Interest in North Franklin Project, California

On April 21, 2004, the Registrant signed an agreement (the “Silver Star Agreement”) between itself and Silver Star Energy, Inc. (“Silver Star”). Pursuant to the Silver Star Agreement, the Registrant acquired an 15% working interest in approximately 1,000 gross acres of leased lands located in the North Franklin Project in the Sacramento Basin of California (the “North Franklin Lands”). Subsequently, on May 12, 2004, the Registrant signed a second agreement with Silver Star (the Silver Star Increase Agreement”) under which the Registrant invested additional funds and acquired a further 20% working interest in the North Franklin Lands.

The Registrant received its initial 15% working interest in consideration for the payment of $250,000 toward the cost of drilling and completing a gas well on the North Franklin Lands. Then, under the Silver Star Increase Agreement, the Registrant paid an additional $250,000 and received an additional 20% working interest in the North Franklin Lands. These amounts paid by the Registrant were determined based on the proportional interest in the work being done.

The Silver Star Agreement and the Silver Star Increase Agreement are attached to this Form as Exhibit 10.3 and Exhibit 10.4, respectively. On April 22, 2004 and May 12, 2004, the Registrant issued Press Releases announcing these transactions. Copies of the Press Releases are attached to this Form as Exhibits 99.3 and 99.4.

There is no material relationship, other than in respect of these transactions, between Silver Star and the Registrant or any of its affiliates, or any director or officer of the Registrant or its affiliates. However, the management of Silver Star and the Registrant work closely in the evaluation of potential, jointly feasible exploration projects and they work together on other projects.

Acquisition of a working interest in Hidalgo County, Texas

Effective January 10, 2005, the Registrant entered into a working interest agreement (the “Miramar Agreement”) for the acquisition of a 50% working interest in the Hidalgo Prospect located in Hidalgo County, Texas (the “Hidalgo Lands”) with Miramar Petroleum, Inc. (“Miramar”). Pursuant to the Miramar Agreement, the Registrant has acquired a 50% interest in the development the Hidalgo Lands. The Registrant acquired this interest in the Hidalgo Lands in consideration for a $260,000 investment, which represents two-thirds of the estimated costs for the drilling and completion of a certain natural gas well on the Hidalgo Lands.

The Miramar Agreement is attached to this Form as Exhibit 10.5. On February 9 and 11, 2005, the Registrant issued Press Releases announcing the transaction. Copies of the Press Releases are attached to this Form as Exhibits 99.5 and 99.6, respectively.

There is no material relationship, other than in respect of these transactions, between Miramar and the Registrant or any of its affiliates, or any director or officer of the Registrant or its affiliates.

Item 3.02 Unregistered Sales of Equity Securities

Convertible Line of Credit

On October 25, 2004, as referred to above in Item 1.01 of this Current Report, the Registrant entered into a line of credit agreement (the “Convertible Line of Credit”) with Chunuk Financial Corp. (the “Lender”). The Convertible Line of Credit is for up to $5 million and expires on October 25, 2006.

Interest payments on amounts owing under the Convertible Line of Credit are calculated at 2% plus the rate shown in the Wall Street Journal on the last business day of each month, calculated on the basis of the number of days elapsed divided by three hundred sixty-five (365) and are payable, in arrears, on June 30 and December 31 of each year during the period of the Convertible Line of Credit.

The amount owing under the Convertible Line of Credit (the “Debt”) is convertible at any time during the period of the Convertible Line of Credit. For the first 6 months of the period of the Convertible Line of Credit, the Registrant may give notice that the Debt is to be converted. For the remaining eighteen (18) months of the period of the Convertible Line of Credit, the Lender may give notice that the Debt is to be converted. Upon conversion, the Lender will be issued one Series A preferred share for every $1 of Debt converted. The Series A preferred shares shall bear a certificate of designation, which shall provide for, among other items, that they shall be convertible to common stock on a basis equivalent to 20% of the common stock of the Registrant then outstanding, with the right of registration at the Registrant’s expense. The right to conversion of the Debt by the Lender expires when the Debt is repaid or converted in full.

Under the Convertible Line of Credit, it is an event of default if the Registrant fails to make the payments required of it or otherwise to fulfil the covenants applicable to it. In the case of events of default which are unremedied within allowable grace periods, the Lender may terminate the Line of Credit and require immediate repayment of all outstanding borrowings.

The Registrant relied on the exemptions from registration provided by Section 4(2) of the Securities Act of 1933 (the “Securities Act”) and Rule 506 of Regulation D promulgated thereunder. The Lender is an accredited investor, as defined by Regulation D under the Securities Act. The shares to be issued upon conversion of the Convertible Line of Credit have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

A copy of the Convertible Line of Credit is included as Exhibit 10.1 to this Form. On October 26, 2004, the Registrant issued a Press Release announcing the Line of Credit Agreement. This Press Release is attached to this Form as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

EXHIBITS

10.1 Agreement dated October 25, 2004 between the Registrant and Chunuk Financial Corp.

10.2 Agreement dated March 16, 2004 between the Registrant and Longbow, LLC.

10.3 Agreement dated April 21, 2004 between the Registrant and Silver Star Energy, Inc.

10.4 Agreement dated May 12, 2004 between the Registrant and Silver Star Energy, Inc.

10.5 Agreement dated January 10, 2005 between the Registrant and Miramar Petroleum, Inc.

99.1 Press Release dated October 26, 2004.

99.2 Press Release dated March 26, 2004.

99.3 Press Release dated April 22, 2004.

99.4 Press Release dated May 12, 2004.

99.5 Press Release dated February 9, 2005.

99.6 Press Release dated February 11, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIDELIS ENERGY INC.

/s/ Sterling Klein

By: Sterling Klein

CFO, Secretary, Treasurer and Director

Date: October 19, 2005